Exhibit 99.1



                                  CERTIFICATION

I, John R, Rice, III, certify that:

1. I have read this quarterly report on Form 10-QSB of Rich Holdings Group, Inc.;

2. To my knowledge the information in this report is true in all important respects as of June 30, 2002; and

3. This report contains all information about the company of which I am aware that I believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of June 30, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.

Date: August 12, 2002


                                      /s/ John R. Rice, III
                                      ---------------------
                                      John R. Rice, III
                                      President and Chief Financial Officer